SYKES ENTERPRISES, INCORPORATED

                      1997 MANAGEMENT STOCK INCENTIVE PLAN


        1. Establishment. SYKES ENTERPRISES, INCORPORATED (the "Company" which, for the purposes hereof, shall be construed to include and encompass its Subsidiaries), hereby establishes a stock incentive plan for its officers and managers, as described herein, which shall be known as the "SYKES ENTERPRISES, INCORPORATED 1997 MANAGEMENT STOCK INCENTIVE PLAN" (the "Plan"). It is intended that performance-accelerated non-qualified stock options may be granted under the Plan.

        2. Purpose. The purpose of the Plan is to reward certain officers and certain managers for superior service to the Company, or any of its Subsidiaries, to induce such persons to remain in the employ of the Company, to provide incentives to enhance such persons' performance, and to encourage such persons to secure or increase, on reasonable terms, their stock ownership in the Company. The Board of Directors of the Company (the "Board") believes that the Plan will promote continuity of management, increased incentive and personal interest in the welfare of the Company by those who are primarily responsible for shaping and carrying out the long-range plans of the Company and secure its continued growth and financial success.

        3.   Definitions.

             3.1. "Board" shall mean the Board of Directors of the Company, as the same shall change from time to time.

             3.2. "Code" shall mean the Internal Revenue Code of 1986, as amended.

             3.3. "Fair Market Value" means, with respect to a share, if the shares are then listed and traded on a registered national or regional securities exchange, or quoted on The National Association of Securities Dealers' Automated Quotation System (including The Nasdaq Stock Market's National Market), the average closing price of a share on such exchange or quotation system for the five trading days immediately preceding the date of grant of an Option, or, if Fair market Value is used herein in connection with any event other than the grant of an Option, then such average closing price for the five trading days immediately preceding the date of such event. If the shares are not traded on a registered securities exchange or quoted in such a quotation system, the Committee shall determine the Fair market Value of a share.

             3.4. "Performance Objectives" shall mean such performance criteria as is determined by the Committee (as defined below) or the Board and which will qualify the related Stock Option as performance-based compensation under Section 162(m) of the Code. Such Performance Objectives shall be equal to a desired level or levels for any fiscal period, year or years of any or a combination of the following criteria on an absolute or relative basis, and, where applicable, measured before or after interest, depreciation, amortization, service fees, extraordinary items and/or special items: (i) pre-tax earnings, (ii) operating earnings,
   (iii) after-tax earnings, (iv) return on investment, (v) earnings value added, (vi) earnings per share, (vii) revenues, (viii) cash flow or cash flow return on investment, (ix) return on assets or return on net assets,
   (x) return on capital, (xi) return on equity, (xii) return on sales,
   (xiii) operating margin or (xiv) total shareholder return or stock price appreciation, or such other non-financial criteria as determined by the Committee; provided that with respect to certain participants, the Performance Objectives may be based upon divisional rather than consolidated results, or a combination of the two.

             3.5. "Stock Options" shall mean performance-contingent non-qualified stock options as more fully described in Section 8 hereunder.

             3.6. "Subsidiary" means any "subsidiary corporation" within the meaning of Section 424(f) of the Code.

        4. Effective Date of the Plan. The effective date of the Plan is the date of its adoption by the Board of Directors of the Company, subject to the approval and ratification of the Plan by the shareholders of the Company within twelve (12) months of the effective date, and any and all awards made under the Plan prior to such approval shall be subject to such approval.

        5. Stock Subject to Plan. Subject to adjustment in accordance with the provisions of Section 12, common stock, one cent ($.01) par value per share, not to exceed four million (4,000,000) shares, may be issued pursuant to the Plan. Such shares shall be authorized and unissued shares. If any Stock Options expire, are canceled, or terminate for any reason(s) without having been exercised in full, the shares subject to the unexercised portion thereof shall again be available for the purposes of the Plan.

        6.   Administration.

             6.1. Committee. The Plan shall be administered by the Compensation Committee (the "Committee") of the Board, consisting of not less than two (2) directors, each of whom shall qualify as a "non-employee director" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any successor rule or regulation, and an "outside director" within the meaning of Section 162(m) of the Code, and the Treasury Regulations promulgated thereunder. If at any time the Committee shall not be in existence or not consist of directors who are qualified as "non-employee directors" and "outside directors" as defined above, the Board shall administer the Plan. To the extent permitted by applicable law, the Board may, in its discretion, delegate to another committee of the Board or to one or more senior officers of the Company any or all of the authority and responsibility of the Committee with respect to Stock Options to Participants (as defined in Section 7 hereunder) other than Participants who are subject to the provisions of Section 16 of the Exchange Act ("Section 16 Participants"). To the extent that the Board has delegated to such other committee or one or more officers the authority and responsibility of the Committee, all references to the Committee herein shall include such other committee or one or more officers.

             6.2. Authority of the Committee. The Committee shall have authority to grant Stock Options to any Participants (as defined in Section 7 hereunder) under the Plan. Subject to the express provisions of the Plan, the Committee shall have complete authority to establish such rules and regulations as it deems necessary or advisable for the proper administration of the Plan, and, in its discretion, to determine the individuals to whom, and the time or times at which Stock Options shall be granted, the exercise periods, limitations on exercise, the number of shares to be subject to each Stock Option and any other terms, limitations, conditions and restrictions on Stock Options as the Committee, in its discretion, deems appropriate. In making such determinations, the Committee may take into account the nature of the services rendered by the respective individuals, their present and potential contributions to the success of the Company or its subsidiaries, and such other factors as the Committee in its discretion shall deem relevant. The Committee shall also have complete authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, to determine the terms and provisions of the respective Stock Options agreements (which need not be identical), to waive any conditions or restrictions with respect to any Stock Option and to make all other determinations necessary or advisable for the administration of the Plan. The Committee determinations on the matters referred to in this Section
   6.2 shall be conclusive.

             6.3. No Liability. No member or former member of the Board or Committee shall be liable for any action or inaction or determination made in good faith with respect to the Plan or any Stock Option. To the maximum extent permitted by applicable law and by the Company's Articles of Incorporation and Bylaws, each such person shall be indemnified and held harmless by the Company against any cost or expense and liability arising out of any act or omission to act in connection with the Plan.

        7. Eligibility. Stock Options may be granted to officers and managers of the Company, or any of its Subsidiaries, rendering bona fide services to the Company, or any of its Subsidiaries ("Participants") under the Plan.

        8.   Grants of Stock Options.

             8.1. Grant. Subject to the provisions of the Plan, the Committee may grant to Participants performance-accelerated non-qualified stock options (collectively "Stock Options") in such amounts as the Committee shall determine. Subject to the provisions hereof, the Committee shall have full discretion to determine the terms and conditions (including vesting and exercise) of all Stock Options. Stock Options may be granted under the Plan to such Participants as the Committee shall determine in its sole discretion, based upon Performance Objectives.

             8.2. Outside Exercise Period. The Committee shall establish an exercise period within which the Stock Options must be vested and exercisable (the "Outside Exercise Period"). The Outside Exercise Period must have commenced and terminated within ten (10) years from the date of grant of the Stock Option.

             8.3. Acceleration. The Committee shall, in its sole discretion specify Performance Objectives which shall cause the vesting and exercise period of such Stock Options to accelerate (the "Accelerated Exercise Period"). The Accelerated Exercise Period must terminate within ten (10) years from the date of grant of the Stock Option.

             8.4. Option Price. The per share option price of a Stock Option, as determined by the Committee, shall never be less than the Fair Market Value of the shares on the date of grant of the Stock Option.

        9.   Exercise of Options.

             9.1. Manner of Exercise. The Committee shall prescribe the manner in which a Participant may exercise a Stock Option which is not inconsistent with the provisions of this Plan. A Stock Option may be exercised, subject to limitations on its exercise, from time to time, only by (i) providing written notice of intent to exercise the Stock Option with respect to a specified number of shares, and (ii) payment in full to the Company of the option price at the time of exercise. Payment of the option price may be made (i) by delivery of cash and/or securities of the Company having a then Fair Market Value equal to the option price, or (ii) by delivery (including by fax) to the Company or its designated agent of an executed irrevocable option exercise form together with irrevocable instructions to a broker-dealer to sell or margin a sufficient portion of the shares and deliver the sale or margin loan proceeds directly to the Company to pay for the option price.

             9.2. Prerequisites of Exercise. All certificates for shares of stock delivered pursuant to the exercise of any Stock Option shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations and other requirements of the Securities and Exchange Commission and any applicable federal or state securities laws, and legends may be put on any such certificates to make appropriate reference to such restrictions. As a condition to the exercise of any Stock Option under the Plan, the Committee may require a Participant to execute a lock-up agreement as requested by the Company's underwriters. Each Stock Option shall be subject to the requirement that, if at any time (i) the registration or qualification of shares relating to such Stock Option on any securities exchange or under any state or federal securities laws, or (ii) the approval of any securities exchange or regulatory body, is necessary or desirable as a precondition to issuance to, the issuance of shares in connection therewith may not be consummated unless such listing, registration, qualification or approval shall have been effected.

        10. Transferability of Stock Options. Except as otherwise specifically provided for herein, Stock Options are not transferable otherwise than by will or the laws of descent and distribution, and may be exercised during the life of the Participant only by the Participant.

        11.  Termination of Employment.

             11.1. Termination Without Cause. Unless otherwise determined by the Committee or provided in the Stock Option agreement granted to a Participant, in the event of the termination of a Participant's employment with the Company for any reason other than (i) the Participant's death, permanent disability or retirement with the written consent of the Company; (ii) for Cause, as defined in paragraph
   11.2 hereinbelow; or (iii) the Participant's voluntary choice to leave the employ of the Company, then the Participant shall have thirty (30) days from the date of termination to exercise any Stock Option which was exercisable immediately prior to such termination, and subject to the provisions of paragraphs 8.2 and 8.3 hereof. The Committee may cancel a Stock Option if, during the thirty (30) day period referred to in this paragraph 11.1, the Participant engages in employment or activities contrary, in the opinion of the Committee, to the best interests of the Company.

             11.2. Termination for Cause and Voluntary Termination. In the event a Participant is terminated or dismissed for Cause, or if a Participant voluntarily terminates his or her employment with the Company, all rights to exercise any Stock Option shall terminate immediately on the date of termination of employment, unless otherwise determined by the Committee or provided in the Stock Option agreement granted to such Participant.

                  For the purpose of this Section "Cause" shall mean:

                  (i) the continued failure by the Participant to substantially perform his duties with the Company (other than any such failure resulting from his incapacity due to physical or mental illness);

                 (ii) the engaging by the Participant in conduct which has caused, or is reasonably likely to cause, demonstrable and serious injury to the Company, monetarily or otherwise;

                (iii) any "cause" defined in the Participant's employment agreement with the Company, if any; or

                 (iv) the Participant's conviction of a felony, as evidenced by a binding and final judgment, order or decree of a court of competent jurisdiction, which substantially impairs the Participant's ability to perform his or her duties to the Company.

             11.3. Death, Retirement or Disability. If a Participant's cessation of employment with the Company is due to Participant's (i) death within the period while employed by the Company or within the period when a Stock Option would have otherwise been exercised by the Participant;
   (ii) retirement with the written consent of the Company; or (iii) "permanent or total disability" (within the meaning of Section 22(e)(3) of the Code), then Participant, or his or her beneficiary or duly authorized representative may, at any time within three (3) months after such cessation of employment, and subject to the provisions of paragraphs 8.2 and 8.3 hereof, exercise any Stock Option to the extent such Stock Option was exercisable immediately prior to such Participant's death, retirement or disability. The Committee may cancel all or part of the Stock Option if, during the three (3) month period after Participant's retirement or disability, as referred to herein, the Participant engages in employment or activities contrary, in the opinion of the Committee, to the best interests of the Company. In the discretion of the Committee, the three-month period provided for in this paragraph 11.3 may be extended for a period of up to one year. The Committee shall determine in each case whether a termination of employment shall be considered a retirement with the consent of the Company and subject to applicable law. The Committee shall also determine whether a leave of absence shall constitute a termination of employment. Any determinations of the Committee shall be final and conclusive unless overruled by the Board.

        12. Capital Adjustment Provisions. In the event of any change in the shares of common stock of the Company by reason of a stock dividend, stock split, reorganization, merger, consolidation, spin-off, recapitalization, reclassification, split-up, combination or exchange of shares, or otherwise, the aggregate number and class of shares available under this Plan, the number and class of shares subject to each outstanding Stock Option, and the exercise price for shares subject to each outstanding Stock Option, shall be appropriately adjusted by the Committee (whose determination in this regard shall be conclusive) such that the proportionate interest of a Participant immediately following such event shall, to the extent practicable, be the same as immediately prior to such event.

        13. Termination and Amendment of Plan. The Plan shall terminate ten years from the effective date as defined in Section 4, unless sooner terminated as hereinafter provided. The Board may at any time terminate the Plan, or amend the Plan as it shall deem advisable including (without limiting the generality of the foregoing) any amendments deemed by the Board to be necessary or advisable to assure the Company's deduction under
   Section 162(m) of the Code for all Stock Options granted under the Plan, to assure conformity with any requirements of other state or federal laws or regulations; provided, however, that shareholder approval of any amendment of the Plan shall also be obtained if otherwise required by (i) the Code or any rules promulgated thereunder (in order to enable the Company to comply with the provisions of Section 162(m) of the Code) or
   (ii) the listing requirements of any principal securities exchange or market on which the shares are then traded (in order to maintain the listing or quotation of the shares thereon). No termination or amendment of the Plan may, without the consent of the Participant, adversely affect the rights of such Participant under any Stock Option previously granted.

        14. Rights of Participants. Nothing in this Plan or in any Stock Options shall interfere with or limit in any way the right of the Company to terminate any Participant's employment at any time, nor confer upon any Participant any right to continue in the employ of the Company.

        15. Rights as a Shareholder. A Participant shall have no rights as a shareholder with respect to shares covered by any Stock Option until the date of issuance of the stock certificate to such Participant and only after such shares are fully paid. No adjustment will be made for dividends or other rights for which the record date is prior to the date such stock is issued.

        16. Tax Withholding. The Company may deduct and withhold from any cash otherwise payable to a Participant such amount as may be required for the purpose of satisfying the Company's obligation to withhold Federal, state or local taxes in connection with any Stock Option. Further, in the event the amount so withheld is insufficient for such purpose, the Company may require that the Participant pay to the Company upon its demand or otherwise make arrangements satisfactory to the Company for payment of such amount as may be requested by the Company in order to satisfy its obligation to withhold any such taxes.

        A Participant may be permitted to satisfy the Company's withholding tax requirements by electing to have the Company withhold shares of stock otherwise issuable to the Participant. The election shall be made in writing and shall be made according to such rules and in such form as the Committee may determine.

        17. Miscellaneous. The grant of any Stock Option under the Plan may also be subject to other provisions as the Committee determines appropriate, including, without limitation, provisions for (a) one or more means to enable Participants to defer recognition of taxable income relating to Stock Options, which means may provide for a return to a Participant on amounts deferred as determined by the Committee; (b) the purchase of stock under Stock Options in installments; and (c) compliance with federal or state securities laws and stock exchange or market requirements.

        18. Agreements. Stock Options granted pursuant to the Plan shall be evidenced by written agreements in such forms as the Committee shall from time to time adopt.

        19. Governing Law. The Plan and all determinations made and actions taken pursuant thereto shall be governed by and construed in accordance with the internal laws of the State of Florida.